Exhibit 99.1

Exhibit Index

99.1 Press release dated July 12, 2007.

NEWS RELEASE

InfoLogix, Inc. Announces Guidance of Record Revenue in Excess of $20 Million for Second Quarter 2007

Company Estimates Quarter Over Quarter Revenue Growth Exceeding 55%

HATBORO, PA – July 12, 2007 – InfoLogix, Inc. (OTCBB: IFLG), a leading technology provider of mobile enterprise solutions for the healthcare and other commercial industries, announced today that based on second quarter sales activity, the company anticipates that revenue for the quarter ending June 30, 2007 will exceed $20 million—an increase from the $12.9 million reported in the first quarter of 2007.

“We are pleased with these preliminary results, driven by executing against our previously announced 2007 growth plan,” says David Gulian, president and CEO of InfoLogix. “In addition to strengthening our intellectual property base to increase margins and making strategic acquisitions to further our market penetration, we’re beginning to see the revenue growth we expected from our recent sales team expansion—within our broad base of installed customers and in the signing of new accounts.”

InfoLogix provides solutions for the healthcare market that directly address three of the top four technology needs identified by CIOs in the 18th annual HIMSS leadership survey, as well as RFID solutions for the rapidly growing Enterprise Mobility market. The global RFID marketplace is expected to exceed $26 billion by 2015 according to industry analysts. InfoLogix provides various technology solutions to over 1,100 or 20% of all hospitals located in the United States.

More information about InfoLogix can be found on the web at www.infologixsys.com or by calling 215-604-0691.

About InfoLogix, Inc.

InfoLogix is a leading technology provider of wireless and RFID based intelligence solutions that enable the mobile enterprise. InfoLogix uses the industry’s most advanced technologies to increase the efficiency, accuracy, and transparency of complex business and clinical processes for the healthcare industry and the commercial marketplace. With 19 issued patents, InfoLogix provides mobile managed solutions, on-demand software applications, mobile infrastructure products, and strategic consulting services to over 1,900 clients in North America including Kraft Foods, Merck and Company, General Electric, News America Corporation, Mercedes Benz, Kaiser Permanente, Adventist Health, Universal Health Services, and Stanford School of Medicine. Founded in 2001 and headquartered in suburban Philadelphia, PA, InfoLogix has been named the sixth fastest growing new business in the United States for the last three years by Entrepreneur Magazine. InfoLogix is a publicly-traded company (OTCBB: IFLG). For more information, visit www.infologixsys.com.

Safe Harbor Statement

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and that represent our expectations or beliefs about future events and financial performance.  Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Forward-looking statements are subject to known and unknown risks and uncertainties, including those described in our Annual Report on Form 10-K for the year ended December 31, 2006 and other filings we make with the Securities and Exchange Commission.  Actual results could differ materially from those suggested by the forward-looking statements. We do not make any commitment to revise or update any forward-looking statements to reflect new information events or circumstances occurring or existing after the date of any forward-looking statement is made.

Contact:

Jay Roberts

Chief Financial Officer

215-604-0691 x1102

Investor Relations:

Thomas P. Walsh

Alliance Advisors

212-398-3486

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